EXHIBIT 23.2

CONSENT OF KESSELMAN& KESSELMAN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-61895 and File No. 333-55970), of Ampal – American Israel Corporation., of our report dated March 10, 2005, with respect to the consolidated financial statements of Ampal – American Israel Corporation. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/ KESSELMAN & KESSELMAN CPAs (ISR) A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
March 10, 2005